Exhibit 99.1

Dot Ai Receives Favorable

Decision from Nasdaq

Hearing Panel

●	Company may continue listing, subject to transferring its listing to The Nasdaq Capital Market

●	Decision follows completion of Envoy Technologies acquisition and confirmation of compliance with Nasdaq’s shareholders’ equity requirement.

LAS VEGAS, NV, Oct. 29, 2026 (GLOBE NEWSWIRE) -- CID HoldCo, Inc. (Nasdaq: DAIC) (the “Company” or “Dot Al”) today announced that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for continued listing on The Nasdaq Stock Market (“Nasdaq”), subject to certain conditions. The decision follows the Company’s acquisition of Envoy Technologies, Inc. and Nasdaq’s confirmation that the Company has regained compliance with the applicable shareholders’ equity requirement.

The Panel’s decision follows the Company’s completion of key compliance milestones, including the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Under the terms of the decision, the Company is required to submit an application to transfer the listing of its securities to the Nasdaq Capital Market on or before November 2, 2026.

“We appreciate the Panel’s decision and are pleased with the progress we’ve made toward meeting Nasdaq’s continued listing requirements,” said Edmund Nabrotzky, Chief Executive Officer of Dot Ai. “With Envoy now part of Dot Ai, our focus is on advancing the integration of our businesses, expanding our technology capabilities, and building on the opportunities this combination creates.”

The Company’s continued listing on Nasdaq remains subject to the terms of the Panel’s decision, including the requirement to submit an application to transfer its securities to the Nasdaq Capital Market by November 2, 2026.

About Dot Ai (CID HoldCo, Inc.)

Dot Ai (Nasdaq: DAIC) is an ambient loT and asset-intelligence company. Its Industrial Bridge reader and patent-pending on-metal and wet-environment antenna technology make battery-free ambient tags readable in industrial and outdoor conditions, and its U.S. Patent No.11,017,189 covers the vehicle-as-reader architecture in which a moving reader dynamically tracks moving beacons. Dot Ai serves an industrial partner ecosystem. For more information, visit https://daic.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding the anticipated benefits of the acquisition of Envoy, including, for example, the expected expansion of the Company’s intention to comply with the Hearing Panel’s condition to transfer its listing to The Nasdaq Capital Market; and the Company’s ability to maintain compliance with applicable Nasdaq listing requirements. All forward-looking statements are based on Dot Ai’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are subject to risks and uncertainties— including the risk that required stockholder, Nasdaq, or regulatory approvals may not be obtained, that the Company may be unable to regain or maintain compliance with applicable Nasdaq listing requirements — that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Dot Ai assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Important Information for Stockholders

In connection with the proposed transactions, the Company intends to file a proxy statement with the SEC. The Company also plans to file other documents with the SEC regarding the proposed transactions. After the proxy statement has been cleared by the SEC, a definitive proxy statement will be filed with the SEC and mailed to the stockholders of record of the Company. The Board will set the record date prior to mailing the definitive proxy statement. STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTIONS THAT WILL BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions. Information regarding the executive officers and directors of the Company is set forth in the Company’s definitive proxy statement for the Company’s 2026 annual meeting of stockholders filed with the SEC on April 17, 2026 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 11, 2026. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transactions contemplated by the Purchase Agreement.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Media Contact

Eva Fatta hi

PR and Business Development, Envoy Technologies

press@envoythere.com 1347-839-0993

Investor Contact

Charles Maddox, Chief Financial Officer, Dot Ai
I nvestors@daic.ai